                                                                   Exhibit 23(b)


                         CONSENT TO INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement and related Prospectus of Arrow Electronics, Inc. pertaining to the registration of 300,000 shares of its common stock issuable pursuant to the Arrow Electronics, Inc. 2002 Non-Employee Directors Stock Option Plan, of our report dated February 19, 2002, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                /s/  Ernst & Young LLP

New York, New York
November 26, 2002


                                       9